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                                                                    EXHIBIT 3(i)



                    TERRITORY OF THE BRITISH VIRGIN ISLANDS

                    THE INTERNATIONAL BUSINESS COMPANIES ACT
                                   (CAP. 291)

                           MEMORANDUM OF ASSOCIATION

                                       OF

                       DRANSFIELD CHINA PAPER CORPORATION

      NAME

1.    The name of the Company is Dransfield China Paper Corporation.

      REGISTERED OFFICE

2. The registered office of the Company will be at Craigmuir Chambers, P.O. Box 71, Road Town, Tortola, British Virgin Islands.

      REGISTERED AGENT

3. The registered agent of the Company will be HWR Services Limited of P.O. Box 71, Road Town, Tortola, British Virgin Islands.

      GENERAL OBJECTS AND POWERS

4.    (1)   The object of the Company is to engage in any act or activity that is not prohibited under any law for the time being in force in the British Virgin Islands.

      (2)   The Company may not

            (a) carry on business with persons resident in the British Virgin Islands;

            (b) own an interest in real property situate in the British Virgin Islands, other than lease referred to in paragraph (e) of subclause (3);

            (c) carry on banking or trust business unless it is licensed to do so under the Banks and Trust Companies Act, 1990;

            (d) carry on business as an insurance or reinsurance company, insurance agent or insurance broker, unless it is licensed under an enactment authorizing it to carry on that business;

            (e) carry on the business of company management, unless it is licensed under the Company Management Act, 1990; or





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            (f)   carry on the business of providing the registered office or the registered agent for the companies incorporated in the British Virgin Islands.

      (3) For purposes of paragraph (a) of subclause (2), the Company shall not be treated as carrying on business with persons resident in the British Virgin Islands if

            (a) it makes or maintains deposits with a person carrying on banking business within the British Virgin Islands;

            (b) it makes or maintains professional contact with solicitors, barristers, accountants, bookkeepers, trust companies, administration companies, investment advisers or other similar persons carrying on business within the British Virgin Islands;

            (c) it prepares or maintains books and records within the British Virgin Islands;

            (d) it holds, within the British Virgin Islands, meetings of its directors or members;

            (e) it holds a lease of property for use as an office from which to communicate with members or where books and records of the Company are prepared or maintained;

            (f) it holds share, debt obligations or other securities in a company incorporated under the International Business Companies Act or under the Companies Act; or

            (g) shares, debt obligations or other securities in the Company are owned by any person resident in the British Virgin Islands or by any company incorporated under the International Business Companies Act or under the Companies Act.

      (4) The Company shall have all such powers as are permitted by law for the time being in force in the British Virgin Islands, irrespective of corporate benefit, to perform all acts and engage in all activities necessary or conducive to the conduct, promotion or attainment of the object of the Company.

      CURRENCY

5. Shares in the Company shall be issued in the currency of the United States of America.





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      AUTHORIZED CAPITAL

6. The authorized capital represented by the shares of the Company is US$50,000.00.

      CLASSES, NUMBER AND PAR VALUE OF SHARES

7. The total number of shares of the capital stock which the Company has authority to issue is 50,000,000, divided into 40,000,000 shares of common stock without par value ("Common Stock"), and 10,000,000 shares of preferred stock without par value ("Preferred Stock").

      DESIGNATIONS, POWERS, PREFERENCES, ETC. OF SHARES

      8.(a).      COMMON STOCK.  Subject to all of the rights of the Preferred
Stock as expressly provided herein, by law or by the directors pursuant to this paragraph 8, the Common Stock of the Company shall possess all such rights and privileges as are afforded to capital stock by applicable law in the absence of any express grants or rights or privileges herein.

      8(b).       PREFERRED STOCK.  The Preferred Stock may be issued from time to time by the directors as shares of one or more series. The description of shares of each series of Preferred Stock, including any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption shall be set forth in resolutions adopted by the directors.

      8(c).       SERIES A CONVERTIBLE PREFERRED STOCK.  There is hereby
described, as if this action were taken by the directors, the "Series A Convertible Preferred Stock," including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms, as follows:

      8(c)9.      DESIGNATION AND INITIAL NUMBER.  The class of shares of
Preferred Stock hereby classified shall be designated the "Series A Convertible Preferred Stock." The initial number of authorized shares of the Series A Convertible Preferred Stock shall be 2,300,000.

      8(c)10.     DIVIDENDS.  Commencing on October 1, 1996 the holders of the
Series A Convertible Preferred Stock shall be entitled to receive, out of surplus, a cumulative dividend at the rate of US$0.15 per share per annum, payable semi-annually in equal installments on the first days of April and October in each year, if, as and when determined by the directors, before any dividend shall be set apart or paid on any other capital stock for such year, after which payment they shall be entitled to participate in





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dividends set apart or paid on other capital stock on the same basis as the holders of the Company's Common Stock.

      8(c)11.     LIQUIDATION OR DISSOLUTION.  In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Company, the holders of the issued and outstanding Series A Convertible Preferred Stock shall be entitled to receive US$1.50 for each share of Series A Convertible Preferred Stock before any distribution of the assets of the Company shall be made to the holders of any other capital stock, plus all accrued and unpaid dividends declared thereon, with interest on such accrued and unpaid dividends. After such payment shall have been made in full to the holders of the issued and outstanding Series A Convertible Preferred Stock, or funds necessary for such payment shall have been set aside in trust for the account of the holders of the issued and outstanding Series A Convertible Preferred Stock so as to be and continue to be available therefor, then, before any further distribution of the assets of the Company shall be made, a dollar amount equal to the aggregate dollar amount already distributed to the holders of the Series A Convertible Preferred Stock shall be distributed prorata to the holders of the other issued and outstanding capital stock of the Company, subject to the rights of any other class of capital stock set forth in the Memorandum of Association and Articles of Association of the Company. After such payment shall have been made in full to the holders of such other issued and outstanding capital stock, or funds necessary for such payment shall have been set aside in trust for the account of the holders of such other issued and outstanding capital stock so as to be and continue to be available therefor, the holders of the issued and outstanding Series A Convertible Preferred Stock shall be entitled to participate with the holders of all other classes of issued and outstanding capital stock in the final distribution of the remaining assets of the Company, and, subject to any rights of any other class of capital stock set forth in the Memorandum of Association and Articles of Association, the remaining assets of the Company shall be divided and distributed ratably among the holders of both the Series A Convertible Preferred Stock and the other capital stock then issued and outstanding according to the proportion by which their respective record ownership of shares of Series A Convertible Preferred Stock and such capital stock bears to the total number of shares of the Series A Convertible Preferred Stock and such capital stock then issued and outstanding; provided, however, that for this purpose the holders of the issued and outstanding shares of Series A Preferred Stock shall be regarded as having converted into Common Stock their shares of Series A Preferred Stock in accordance with the provisions of paragraph 8(c)4 below. If, upon such liquidation, dissolution, or winding-up, the assets of the Company distributable, as aforesaid, among the holders of the Series A Convertible Preferred Stock shall be insufficient to permit the payment to them of said amount, the entire assets shall be distributed ratably among the holders of the Series A Convertible Preferred Stock. A consolidation or merger of the Company, a share exchange, a sale, lease, exchange or transfer of all or





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substantially all of its assets as an entirety, or any purchase or redemption of stock of the Company of any class, shall not be regarded as a "liquidation, dissolution, or winding-up of the affairs of the Company" within the meaning of this paragraph 8(c)3.

      8(c)12.     CONVERSION PRIVILEGE.  Series A Convertible Preferred Stock
shall be convertible into Common Stock as hereinafter provided and, when so converted, shall be cancelled and retired and shall not be reissued as such;

            (A) Any holder of the Series A Convertible Preferred Stock may at any time or from time to time convert such stock into Common Stock of the Company, on presentation and surrender to the Company, of the certificates of the Series A Convertible Preferred Stock to be so converted.

            (B) Each holder of Series A Convertible Preferred Stock shall have the right to convert such Series A Convertible Preferred Stock on and subject to the following terms and conditions:

                  (i) The Series A Convertible Preferred Stock shall be converted into Common Stock at the conversion rate, determined as hereinafter provided, in effect at the time of conversion. Unless such conversion rate shall be adjusted as hereinafter provided, the conversion rate shall be one share of Common Stock for each share of Series A Convertible Preferred Stock so converted.

                  (ii) In order to convert Series A Convertible Preferred Stock into Common Stock, the holder thereof shall on any business day surrender at the office of the Company the certificate or certificates representing such shares, duly endorsed to the Company or in blank, and give written notice to the Company at said office of the number of said shares which such holder elects to convert. Series A Convertible Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the day of such surrender for conversion, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the date of any conversion, the Company shall issue and deliver a certificate or certificates representing the number of shares of Common Stock issuable upon such conversion, together with cash in lieu of any fraction of a share, to the person or persons entitled to receive same. In case of the conversion of only a part of the shares of any holder of Series A Convertible Preferred Stock, the Company shall also issue and deliver to such holder a new certificate of Series A Convertible Preferred Stock not converted by such holder.

            (C) The conversion rate as hereinabove provided shall be subject to adjustment as follows:





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                  (i)   In case the Company shall (a) pay a dividend consisting
of shares of its capital stock, (b) subdivide its outstanding shares of Common Stock into a greater number of shares, (c) combine its outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of its shares of Common Stock any shares of its capital stock, the conversion rate in effect immediately prior thereto shall be adjusted so that the holder of a share of Series A Convertible Preferred Stock surrendered for conversion after the record date fixing shareholders to be affected by such event shall be entitled to receive, upon conversion, the number of shares of Common Stock which such holder would have owned or have been entitled to receive after the happening of such event had such share of Series A Convertible Preferred Stock been converted immediately prior to the record date in the case of such dividend or the effective date in the case of any such subdivision, combination or reclassification. An adjustment made pursuant to this subparagraph 8(c)4(C)(i) shall be made whenever any such events shall happen, but shall become effective retroactively after such record date or such effective date, as the case may be, as to shares of Series A Convertible Preferred Stock converted between such record date or effective date and the date of happening of any such event.

            (D) The Company shall at all times reserve and keep available out of its authorized Common Stock, for the purpose of effecting the conversion of the issued and outstanding Series A Convertible Preferred Stock, the full number of shares of Common Stock then deliverable in the event and upon the conversion of all of the Series A Convertible Preferred Stock then issued and outstanding.

      8(c)9.      VOTING RIGHTS.  Each share of Series A Convertible Preferred
Stock is entitled to one vote, voting together with the holders of shares of Common Stock and not as a class, on each matter submitted to a vote at a meeting of shareholders of the Company.

      8(c)10.     CHANGES IN TERMS OF SERIES A CONVERTIBLE PREFERRED STOCK.
The terms of the Series A Convertible Preferred Stock may not be amended, altered or replaced, and no class of capital stock or securities convertible into capital stock shall be authorized which has superior rights to the Series A Convertible Preferred Stock as to dividends, liquidation or vote, without the consent of the holders of at least two-thirds of the outstanding shares of Series A Convertible Preferred Stock.

      8(c)11.     NOTICES.  All notices required or permitted to be given by the Company with respect to the Series A Convertible Preferred Stock shall be in writing, and if delivered by mail, postage prepaid, to the holders of the Series A Convertible Preferred Stock at their last addresses as they shall appear upon the books of the Company, shall be conclusively presumed to have





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been duly given, whether or not the shareholder actually receives such notice.

      8(d).       SERIES B PREFERRED STOCK.  There is hereby described, as if this action were taken by the directors, the "Series B Preferred Stock," including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms, as follows:

      8(d)1.      DESIGNATION AND INITIAL NUMBER.  The class of shares of
Preferred Stock hereby classified shall be designated the "Series B Preferred Stock." The initial number of authorized shares of the Series B Preferred Stock shall be 100,000.

      8(d)2.      LIQUIDATION OR DISSOLUTION.  In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Company, and after payment or provision for payment has been made for the holders of the Company's Series A Convertible Preferred Stock, as described in paragraph 8(c)3 above, the holders of the issued and outstanding Series B Preferred Stock shall be entitled to receive US$1.00 for each share of Series B Preferred Stock before any distribution of the assets of the Company shall be made to the holders of any other capital stock. After such payment shall have been made in full to the holders of the issued and outstanding Series B Preferred Stock, or funds necessary for such payment shall have been set aside in trust for the account of the holders of the issued and outstanding Series B Preferred Stock so as to be and continue to be available therefor, then, before any further distribution of the assets of the Company shall be made, a dollar amount equal to the aggregate dollar amount already distributed to the holders of the Series B Preferred Stock shall be distributed prorata to the holders of the other issued and outstanding capital stock of the Company, subject to the rights of any other class of capital stock set forth in the Memorandum of Association and Articles of Association of the Company. After such payment shall have been made in full to the holders of such other issued and outstanding capital stock, or funds necessary for such payment shall have been set aside in trust for the account of the holders of such other issued and outstanding capital stock so as to be and continue to be available therefor, the holders of the issued and outstanding Series B Preferred Stock shall be entitled to participate with the holders of all other classes of issued and outstanding capital stock in the final distribution of the remaining assets of the Company, and, subject to any rights of any other class of capital stock set forth in the Memorandum of Association and Articles of Association, the remaining assets of the Company shall be divided and distributed ratably among the holders of both the Series B Preferred Stock and the other capital stock then issued and outstanding according to the proportion by which their respective record ownership of shares of Series B Preferred Stock and such capital stock bears to the total number of shares of the Series B Preferred Stock and such capital stock then





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issued and outstanding. Subject to the senior rights of the holders of the
Company's Series A Convertible Preferred Stock as described in paragraph 8(c)3 above, if upon such liquidation, dissolution, or winding-up, the assets of the Company distributable, as aforesaid, among the holders of the Series B Preferred Stock shall be insufficient to permit the payment to them of said amount, the entire assets shall be distributed ratably among the holders of the Series B Preferred Stock. A consolidation or merger of the Company, a share exchange, a sale, lease, exchange or transfer of all or substantially all of its assets as an entirety, or any purchase or redemption of stock of the Company of any class, shall not be regarded as a "liquidation, dissolution, or winding-up of the affairs of the Company" within the meaning of this paragraph 8(d)2.

      8(d)3.      VOTING RIGHTS. Each share of Series B Preferred Stock is
entitled to one vote, voting together with the holders of shares of Common Stock and not as a class, on each matter submitted to a vote at a meeting of shareholders of the Company.

      VARIATIONS OF CLASS RIGHTS

9. If at any time the authorized capital is divided into different classes or series of shares, the rights attached to any class or series (unless otherwise provided by the terms of the issue of the shares of that class or series) may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of not less than three-fourths of the issued shares of that class or series and of the holders not less than three-fourths of the issued shares of any other class or series of shares which may be affected by such variation.

      RIGHTS NOT VARIED BY THE ISSUE OF SHARES PARI PASSU

10. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of the issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

      REGISTERED SHARES

11. Shares in the Company may only be issued as registered shares and may not be exchanged for shares issued to bearer.

      AMENDMENT OF MEMORANDUM AND ARTICLES

12. The Company may amend its Memorandum of Association and Articles of Association annexed hereto (the "Articles of Association") by a resolution of members or by a resolution of directors.





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      DEFINITIONS

13. The meanings of words in this Memorandum of Association are as defined in the Articles of Association.

      We, HWR SERVICES LIMITED, of Craigmuir Chambers, Road Town, Tortola, British Virgin Islands for the purpose of incorporating an International Business Company under the laws of the British Virgin Islands hereby subscribe our name to this Memorandum of Association the 24th day of June, 1996 in the presence of:


Witness                                  Subscriber



/s/ Witness                              /s/ Ali Mudeen
- ----------------------                   ------------------------
Craigmuir Chambers                       Authorized Signatory
Road Town, Tortola                       HWR Services Limited





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